SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

April 27, 2011

ARIEL WAY, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	0-50051	65-0983277
(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

4201 Connecticut Avenue, N.W., Suite 407
Washington, VA 22182

(Address of principal executive offices) (Zip Code)

(202) 609-7756

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01       Entry into a Material Definitive Agreement.

On April 20, 2011, Ariel Way, Inc., a Florida corporation (the “Company,” “we,”), executed the Forbearance Agreement and the Payoff Letter (collectively, hereinafter referred to as the “Payoff Agreement”), filed as Exhibits 2.1 and 2.2 hereto, by and among YA Global Investments, L.P., formerly known as Cornell Capital Partners, LP (“YA Global”) and the Company. We offered to pay to YA Global on or before August 31, 2011, and subject to the other terms and conditions therein, the Payoff Amount (as hereinafter defined), in full and complete satisfaction of the obligations of the Company to YA Global under the Financing Documents (as hereinafter defined).  The term “Payoff Amount” shall mean the lesser of (i) $400,000 and (ii) an amount equal to the product of (a) the number of Preferred Shares held by YA Global on the Closing Date (as hereinafter defined) including, without limitation, Preferred Shares held by Montgomery Equity Partners, Ltd. (“Montgomery”) evidenced by Certificate A-2 and assigned by Montgomery to YA Global, and (b) $10,031.04.

If YA Global receives payment of the Payoff Amount on or before August 31, 2011 and in accordance with the other terms and conditions of the Payoff Agreement, filed as Exhibit 2.2 hereto, YA Global shall cancel 425,000,000 Warrant Shares such that the number of Warrant Shares that may be issued pursuant to the April 2008 Warrant (as hereinafter defined) is reduced from 500,000,000 Warrant Shares to 75,000,000 Warrant Shares.

Reference in the Payoff Agreement is made to the following documents (collectively, but excluding the April 2008 Warrant, the “Financing Documents”):

(i)	Investment Agreement dated as of February 28, 2006 by and among YA Global, Montgomery and the Company;
(ii)	Certificate of Designation of the Series A Convertible Preferred Stock of Ariel Way, Inc. dated February 28, 2006, providing for the issuance by the Company of Series A Preferred Shares;
(iii)	Certificate No. A-1 evidencing the issuance by the Company to YA Global of Ninety Six (96) Preferred Shares;
(iv)	Certificate No. A-2 evidencing the issuance by the Company to Montgomery of Sixty Four (64) Preferred Shares;
(v)	Investor Registration Rights Agreement dated as of February 28, 2006 by and among YA Global, Montgomery and the Company;
(vi)	Amended and Restated Irrevocable Transfer Agent Instructions dated March 20, 2007 by and among YA Global, Montgomery, the Company, David Gonzalez, Esq. and Worldwide Stock Transfer, LLC;
(vii)
Promissory Note dated August 9, 2007 (the “August 2007 Promissory Note”) issued by the Company to YA Global in the original principal amount of $15,000.00, currently at $21,085.00 including accrued interest;

(viii)
Promissory Note dated June 13, 2007 (the “June 2007 Promissory Note”) issued by the Company to YA Global in the original principal amount of $57,000.00, currently at $81,135.00 including accrued interest and;

(ix)	Warrant No. AWYI-2-2 issued April 21, 2008 (the “April 2008 Warrant”) by the Company to YA Global to purchase up to 500,000,000 shares of common stock of the Company.

YA Global acknowledges and agrees that on the date (the “Closing Date”) on which the Company pays to YA Global the Payoff Amount, provided the Closing Date occurs on or before August 31, 2011, (i) the Company shall have no further obligation to YA Global under the Financing Documents, including the total of $102,220.00 in principal and accrued interest under the June 2007 and the August 2007 Promissory Notes, other than indemnities set forth in the Financing Documents which expressly survive termination of the Financing Documents, (ii) all security interests in and liens on any and all assets of the Company granted to YA Global will be terminated and released, (iii) the April 2008 Warrant will be terminated and (iv) it shall deliver to the Company the Certificates.

The Payoff Agreement became effective when the Company had authorized, and reserved for the purpose of issuance to YA Global, 312,000,000 shares of Common Stock.

On April 12, 2011, we issued a press release announcing the closing of the above-referenced transaction.  A copy of the press release is attached as Exhibit 99.1 hereto.

Section 9 – Financial Statements and Exhibits

Item 9.01        Financial Statements and Exhibits.

(c)	Exhibits.

2.1	Forbearance Agreement, dated April 20, 2011, by and among YA Global Investments, L.P., formerly known as Cornell Capital Partners, LP and Ariel Way, Inc., filed herewith.
2.2	Payoff Letter, dated April 20, 2011, by and among YA Global Investments, L.P., formerly known as Cornell Capital Partners, LP and Ariel Way, Inc., filed herewith.
99.1	Press Release dated April 27, 2011, filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIEL WAY, INC.

Date: April 27, 2011	By:	/s/ Arne Dunhem
Arne Dunhem
Chief Executive Officer